UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 4, 2004

MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311

None

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

     99.1   Registrant’s press release, dated May 4, 2004.

Item 12. Results of Operation and Financial Condition.

On May 4, 2004, Mobile Mini, Inc. issued a press release announcing its financial results for the first quarter of 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The press release includes the financial measure “EBITDA”, which may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission. We define EBITDA as net income before interest expense, income taxes, and depreciation and amortization. We use EBITDA as a financial measure in management decision-making because we believe it provides useful supplemental information regarding our financial and liquidity position and facilitates internal comparisons to historical financial position and operating performance of prior periods and external comparisons to competitors’ financial position and operating performance. In addition, several of the financial covenants under our revolving credit facility are expressed by reference to this financial measure, similarly computed. We include the EBITDA financial measure in the earnings announcement to provide transparency to investors. A reconciliation of net income to EBITDA follows (in thousands):

	Three Months ended March 31,
	2003	2004
Net income	$3,833	$3,155
Interest expense	3,216	4,991
Provision for income taxes	2,451	2,104
Depreciation and amortization	2,617	2,979

EBITDA	$12,117	$13,229

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: May 4, 2004	/s/ Larry Trachtenberg
	Name:	Larry Trachtenberg
	Title:	Executive Vice President and
Chief Financial Officer

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